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EXHIBIT 10.18

Laporte, Inc. Deferred Compensation Plan

i

Laporte, Inc.

Deferred Compensation Plan

ARTICLE I

INTRODUCTION

        The Deferred Compensation Plan (the "Plan") of Laporte, Inc. (the "Company") was adopted effective as of October 1, 1998, to permit eligible employees of the Company and its subsidiaries to defer awards, if any, granted under eligible incentive plans maintained by the Company from time to time, on terms and subject to conditions set forth herein.

ARTICLE II

DEFINITIONS

        Unless otherwise required by the context, the following terms and phrases as used in the Plan shall have the meanings set forth in this Article II.

        2.1   "Administrator" means the administrator of the Plan, which is the Company.

        2.2   "Board of Directors" means the Board of Directors of the Company.

        2.3   "Code" means the Internal Revenue Code of 1986, as amended.

        2.4   "Committee" means the Compensation Committee of the Board.

        2.5   "Company" means Laporte, Inc., with principal offices located at Princeton, New Jersey.

        2.6   "Deferral Account" means the account established for a Participant pursuant to Section 5.1.

        2.7   "Eligible Incentive Plan" means the Annual Bonus Plan, the Matching Share Plan, the Long Term Incentive Plan and any other incentive compensation plan of the Company which is designated by the Board as eligible for deferral elections under this Plan.

        2.8   "Employee" means any person who performs services for the Company or its subsidiaries where any portion of his/her income is subject to withholding of income tax and/or Social Security contributions are made by the Company or its subsidiaries.

        2.9   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        2.10 "Highly Compensated Employee" means an Employee who is a member of a select group of management or highly compensated employees of the Company, as defined for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

        2.11 "Participant" means a Highly Compensated Employee who has met the participation requirements of Article III of this plan.

        2.12 "Plan" means the Deferred Compensation Plan of Laporte, Inc., as contained herein.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        3.1    Eligibility.    Each Highly Compensated Employee of the Company or its subsidiaries whose annual salary is at least $90,000 and who is designated by the Committee for eligibility in this Plan will be eligible to become a Participant in this Plan.

        3.2    Participation.    Each Highly Compensated Employee who is eligible to become a Participant under Section 3.1 will become a Participant in this Plan when he/she makes a deferral election pursuant to Article IV of this Plan.

        3.3    Termination of Participation.    A Participant's participation hereunder will terminate when all of his/her benefits under this Plan have been paid in full.

ARTICLE IV

DEFERRAL ELECTIONS

        4.1    Election to Defer.    A Participant may elect in advance to defer the payment of an award, if any, which may be granted to him/her under an Eligible Incentive Plan. Such election shall be made by filing an election form at the time and in the manner specified by the Committee. Such election shall be required to be made no later than: (i) in the case of 1998 bonus awards under the Annual Bonus Plan, October 15, 1998; (ii) in the case of 1999 and subsequent bonus awards under the Annual Bonus Plan, the end of the calendar year preceding the calendar year for which the bonus award is payable; and (iii) in the case of awards under the Matching Share Plan and the Long Term Incentive Plan, twelve months prior to the vesting date of the award. Such election shall specify: (1) the percentage of an award to be deferred, which percentage may be zero, 25 percent, 50 percent, 75 percent or 100 percent; (ii) the deferral term, which may be no later than the end of the first quarter of the year following the year of termination of employment; (iii) the form of distribution, which may be a lump sum payment or annual installments over a period of up to 20 years; (iv) an initial designation of one or any combination of available investment funds in which the amounts deferred shall be deemed to be invested and reinvested pursuant to Section 5.3; and (v) a beneficiary to whom payments will be made in the event of the death of the Participant. The election shall be irrevocable with respect to the award to which it relates, except for changes in investment designation and changes in beneficiary designation. In the case of a married Participant, the designation of a beneficiary other than his/her spouse requires the written consent of the spouse.

        4.2    Deferred Amounts.    The deferred amount of an award shall be credited to the Participant's Deferral Account as of (i) in the case of awards under the Annual Bonus Plan, the date on which the award would otherwise be payable and (ii) in the case of awards under the Matching Share Plan or the Incentive Compensation Plan, the vesting date of the award or date of payment of the exercise price, if later.

ARTICLE V

DEFERRAL ACCOUNTS

        5.1    Maintenance of Deferral Accounts.    The Company shall maintain a separate unfunded memorandum account ("Deferral Account") for each Participant electing to defer receipt of awards hereunder to which it shall credit the amounts deferred pursuant to Article IV.

        5.2    Investment Funds.    Each Participant will have his Deferral Account deemed invested and reinvested in one or a combination of the investment funds ("Investment Funds") specified by the Committee from time to time as available for the deemed investment of Deferral Accounts.

        The Company reserves the right at any time to eliminate or add additional Investment Funds available for deemed investment and reinvestment of Deferral Accounts.

        5.3    Deemed Investment of Deferral Accounts.    Each Participant will have the right in his or her deferral election to designate the Investment Funds(s) under which amounts credited to his or her

Deferral Account pursuant to such election initially shall be deemed to be invested and reinvested. The election will specify the percentage in 10 percent increments deemed to be invested in each Investment Fund, with the total of the percentages equal to 100 percent. In the case of the deferral of awards under the Matching Share Plan or the Incentive Compensation Plan, the amounts credited to a Participant's Deferral Account initially shall be deemed to be invested in Laporte PLC Common Stock.

        5.4    Deemed Investment Fund(s) Transfer.    Each Participant will have the right, at such times and in such manner as specified by the Committee, to redesignate the Investment Fund(s) under which the current balance in his or her Deferral Account will be deemed invested and reinvested. The redesignation will specify the percentage in 10 percent increments to be invested in each Investment Fund, with the total of the percentages equal to 100 percent. Notwithstanding the forgoing, in the case of the deferral of awards under the Matching Share Plan and the Incentive Compensation Plan, the amounts credited to a Participant's Deferral Account must be deemed to remain invested in Laporte PLC Common Stock until the expiration of the requisite holding period in the Matching Share Plan or incentive compensation Plan, as the case may be.

        5.5    Adjustment of Deferral Accounts.    The Company periodically will adjust the Deferral Account of each Participant to reflect deemed gains, losses and earnings, after applicable expenses, if any, as though the Deferral Account were in fact invested and reinvested in the designated Investment Funds.

        5.6    Rights of the Company.    The Company may, but shall not be obligated to, invest funds directly or through a trust in the Investment Funds designated by the Participants. To the extent that the Company, in its discretion, purchases or holds any of the Investment Funds directly or through a trust, the same shall remain at all times subject to the claims of its general creditors.

ARTICLE VI

DISTRIBUTIONS

        6.1    Payment of Deferral Accounts.    Payments shall commence as soon as practical following expiration of the deferral term specified in the Participant's election form and shall be paid by the company in cash from its general funds, in the form specified in the Participant's election form.

        6.2    Death of a Participant.    If a Participant dies prior to the receipt of all payments described above, the remaining payments shall be paid in one lump sum to the Beneficiary designated by the Participant on his/her election form. In the event no Beneficiary has been designated, or the designated Beneficiary has predeceased the Participant, the remaining payments shall be made to his/her estate in one lump sum.

        6.3    Hardship Distributions.    In the event of an "unforseeable emergency" (as defined below), the committee may approve an immediate distribution to a Participant (or beneficiary) of the balance of his/her Deferral Account up to the amount necessary to meet the emergency. An "unforeseeable emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.

ARTICLE VII

ADMINISTRATION

        7.1    Plan Administration.    The Plan is administered by the Committee, which is authorized:

          (a)   To make and enforce rules and regulations as necessary or proper for efficient Plan administration.

          (b)   To interpret the Plan in its discretion and to decide any and all matters arising under the Plan, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided, however, that all such interpretations and decisions are applied in a uniform and nondiscriminatory manner to all Employees similarly situated.

          (c)   To compute the amount paid to any Participant, Spouse or Beneficiary according to Plan provisions.

        7.2    Benefit Claims Procedure.    A claim is a request for a Plan benefit by a Participant or Beneficiary. A claim is filed on a form provided by the Committee, specifying the form of benefit elected and the date benefit payments will begin. It must be signed by the claimant or the claimant's authorized representative and delivered to the Committee.

        If a Participant's or Beneficiary's claim is denied, the Committee will provide adequate notice in writing, in nontechnical terms, to the claimant and will state the specific reasons for denial. The Committee gives a Participant or Beneficiary whose claim for benefits has been denied 60 days from the date notice of denial is delivered or mailed in which to appeal the decision in writing to the Committee. If the Participant or Beneficiary appeals the decision in writing within 60 days, the Committee will review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal—all within 60 days of such appeal. If the Committee requires additional time, it will so notify the Participant or Beneficiary and will render its decision within 120 days of the appeal.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

        8.1    Nonalienation of Benefits.    Except as otherwise provided by law, no benefit, payment, or distribution under this Plan will be subject either to the claim of any creditor of a Participant or Beneficiary, or to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of such person. Also, no such person will have any right to alienate, commute, anticipate, or assign (either at law or in equity) all or any portion of any benefit, payment or distribution under this Plan.

        The Plan will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any persons entitled to benefits hereunder.

        In the event that any Participant's benefits are garnished or attached by order of any court, the Administrator may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

        8.2    Employment and Other Rights.    Nothing contained herein will require the Company to continue any Participant or Highly Compensated Employee in its employ or require any Participant or Highly Compensated Employee to continue in the employ of the Company, nor does the Plan create any rights of any Participant, Highly Compensated Employee, or Beneficiary or any obligations on the part of the Company other than those set forth herein. The benefits payable under this Plan will be independent of, and in addition to, any other agreements that may exist from time to time concerning any other compensation or benefits payable by the Company.

        8.3    Right to Benefits.    The sole interest of each Participant and each Beneficiary of a Participant under the Plan will be to receive the benefit provided herein as and when the same becomes due and payable in accordance with the terms hereof, and neither any Participant nor any Beneficiary of any

Participant will have any right, title, or interest in or to any of the specific assets of the Company. All benefits hereunder will be paid solely from the general assets of the Company, and the Company will not be required to maintain any separate fund or other segregated assets to provide any benefits hereunder. In no manner will any assets of the Company be deemed or construed through any of the provisions of this Plan to be held in trust for the benefit of any Participant or designated Beneficiary(ies) or to be collateral security for the performance of the obligations imposed by this Plan on the Company. The rights of any Participant hereunder and any Beneficiary of the Participant will be solely those of a general unsecured creditor of the Company.

        8.4    Offset to Benefits.    Any other provision of the Plan to the contrary notwithstanding, the Company may, if the Administrator in its sole and absolute discretion shall determine, offset any amounts to be paid to a Participant under the Plan against any amounts which such Participant may owe to the Company.

        8.5    Withholding and Deductions.    All Payments made by the Company under the Plan to any Participant or Beneficiary will be subject to applicable tax withholdings and to such other deductions that may be required at the time of such payment under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the Beneficiary of a Participant, the delivery to the Administrator of all necessary waivers, qualifications, and other documentation. Determinations by the Administrator as to withholding, with respect thereto will be binding on the Participant and applicable Beneficiary(ies).

        8.6    Amendment and Termination.    The Plan may be amended, suspended, or terminated at any time by the Board of Directors. In the event it should at any time be determined for any reason by an applicable agency of the United States government or by any court of applicable jurisdiction that the Plan does not qualify for the exclusions of ERISA Sections 202(2), 301(a)(3) and 401(a)(1), the affected portion of the Plan will be deemed terminated as of the date of such determination, unless alternative action is taken by the Board of Directors.

        8.7    ERISA Status.    This Plan constitutes a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(l).

        8.8    Construction.    In the construction of the Plan, the masculine includes the feminine and the singular the plural in all cases where such meanings would be appropriate.

        8.9    Controlling Law.    The law of the State of [New York] will be the controlling state law in all matters relating to the Plan and will apply to the extent that it is not preempted by the laws of the United States of America.

        8.10    Effect of Invalidity of Provision.    If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and this Plan will be construed and enforced as if such provision had not been included.

        8.11    Inurement.    This Plan will be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant, his/her Spouse, and any Beneficiary, their successors, heirs, executors, administrators and beneficiaries.

        IN WITNESS WHEREOF, the Company has caused this Plan to be signed by its duly authorized officer this 1st day of October, 1998.

LAPORTE, INC.
By:	/s/ THOMAS J. RIORDAN
Title:	Vice President

FIRST AMENDMENT TO THE
DEFERRED COMPENSATION PLAN OF LAPORTE INC.

        WHEREAS, Laporte Inc., now known as Rockwood Specialties Inc. (the "Company") maintains the Deferred Compensation Plan of Laporte Inc. (the "Plan").

        WHEREAS, Article 8.6 of the Plan reserves to the Company the authority to amend the Plan at any time; and

        WHEREAS, the Company now desires to amend the Plan by reflecting the new company name;

        NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective March 1, 2001:

  1.
  The first paragraph is amended to read as follows:

    The Deferred Compensation (the "Plan") of Rockwood Specialties Inc. (the "Company") was adopted effective as of October 1, 1998, to permit eligible employees of the Company and its subsidiaries to defer awards, if any, granted under eligible incentive plans maintained by the Company from time to time, on terms and subject to conditions set forth herein.

        Article 2.13 is amended to read as follows:

    "Plan" means the Deferred Compensation Plan of Rockwood Specialties Inc., as contained herein.

        IN WITNESS WHEREOF, the Company has caused this first amendment to be executed this 1st day of March, 2001.

ROCKWOOD SPECIALTIES INC. (FORMERLY LAPORTE INC.)
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President & Secretary

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  EXHIBIT 10.18
Laporte, Inc. Deferred Compensation Plan
TABLE OF CONTENTS
Laporte, Inc. Deferred Compensation Plan
ARTICLE I
INTRODUCTION
ARTICLE II
DEFINITIONS
ARTICLE III
ELIGIBILITY AND PARTICIPATION
ARTICLE IV
DEFERRAL ELECTIONS
ARTICLE V
DEFERRAL ACCOUNTS
ARTICLE VI
DISTRIBUTIONS
ARTICLE VII
ADMINISTRATION
ARTICLE VIII
MISCELLANEOUS PROVISIONS
FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN OF LAPORTE INC.